Exhibit 99.1

News Release

ascena retail group, Inc. reports

FOURTH quarter AND FISCAL YEAR 2013 results

– fourth quarter GAAP EPS of $0.18; adjusted of $0.34 –

– Total COMPARABLE SALES INCREASED 4% –

– COMPANY PROVIDES FISCAL 2014 EARNINGS GUIDANCE

of $1.25 to $1.30 –

SUFFERN, NY – September 24, 2013 – Ascena Retail Group, Inc. (NASDAQ – ASNA) (the “Company”) today reported financial results for its fiscal fourth quarter and full year ended July 27, 2013.

For the fourth quarter of Fiscal 2013, earnings from continuing operations were $0.23 per diluted share, while losses from discontinued operations were $0.05 per diluted share. This compares to earnings from continuing operations of $0.07 per diluted share and losses from discontinued operations of $0.06 per diluted share in the same period of Fiscal 2012. Adjusted earnings from continuing operations in the fourth quarter of Fiscal 2013 were $0.34 per diluted share, compared to $0.29 per diluted share in the prior year’s fourth quarter. Reference should be made to Note 2 in the accompanying unaudited consolidated financial information for a discussion of the use of “Non-GAAP Financial Measures.”

For the full year Fiscal 2013, earnings from continuing operations were $0.95 per diluted share, while losses from discontinued operations were $0.02 per diluted share. This compares to earnings from continuing operations of $1.08 per diluted share and losses from discontinued operations of $0.06 per diluted share in the same period of Fiscal 2012. Adjusted earnings from continuing operations for the full year Fiscal 2013 were $1.25 per diluted share, compared to $1.33 per diluted share in the prior year.

David Jaffe, President and Chief Executive Officer of Ascena Retail Group, Inc., commented, “We were pleased to see sales trends improve across all brands in Q4.  We remain on track to achieve our long range synergy targets and are positioning the business for long term growth by continuing to build infrastructure and add strong new talent.”

“As we head into Fiscal 2014, we expect macro-economic factors to continue to pressure the apparel industry.  In light of that, we have taken a conservative approach to how we are planning Fall.   Our teams are focused on driving profitable growth in 2014 and we feel that our brands are well positioned for this challenging environment.”

Fiscal Fourth Quarter Results

Net sales for the fourth quarter of Fiscal 2013 increased 27% to $1.198 billion, compared to $940 million in the prior year’s fourth quarter. This growth was driven by the inclusion of a full quarter of the Lane Bryant and Catherines businesses, acquired June of 2012, as well as a total comparable sales increase of 4% for the quarter versus the prior year.

Consolidated comparable store sales (excluding e-commerce) increased 2% for the period. E-commerce sales increased by 81% to $103 million on a consolidated basis, and 30% on a comparable basis. Combined, comparable store and e-commerce sales increased by 4%.

The Company’s comparable sales data for the fiscal fourth quarter is summarized below:

Fourth Quarter Sales (Unaudited)
		Net Sales (millions)
	Comparable Store Sales*	July 27, 2013	July 28, 2012
Justice	1%	$309.2	$291.7
Lane Bryant*	6%	293.7	119.7
maurices	--	216.6	201.5
dressbarn	(2%)	290.0	290.4
Catherines*	12%	88.2	36.4
Total Company	2%	$1,197.7	$939.7
E-commerce comparable sales	30%
Total comparable sales	4%

*Comparable store sales include stores open for at least one year. Comparable store sales for Lane Bryant and Catherines include sales for all stores that were open in both that period and in the prior.

Gross margin for the fourth quarter of Fiscal 2013 increased to $671.6 million, or 56.1% of sales, compared to $501.6 million, or 53.4% of fourth quarter sales last year on a reported basis. On an adjusted basis, gross margin for the fourth quarter of Fiscal 2012 was $515.1 million, or 54.8% of sales. The gross margin rate increase on an adjusted basis of 130 basis points was primarily due to reduced markdown requirements, with the most significant improvements at dressbarn and Catherines.

Buying, distribution and occupancy (“BD&O”) costs for the fourth quarter of Fiscal 2013 were $209.4 million, or 17.5% of sales, compared to $156.9 million, or 16.7% of fourth quarter sales last year. The 80 basis point increase was primarily due to the inclusion of Lane Bryant and Catherines, which have a higher BD&O expense as a percent of sales compared to the ascena legacy brands. The Company also continues to anticipate the capture of certain integration-related efficiencies in its distribution structure over time.

Selling, general and administrative (“SG&A”) expenses for the fourth quarter of Fiscal 2013 were $335.9 million, or 28.0% of sales, compared to $256.3 million, or 27.3% of fourth quarter sales last year on a reported basis. The 70 basis point increase is largely due to a duplicative overhead structure relating to the acquisition of Charming Shoppes, Inc. (the “Charming Acquisition”), which is also expected to improve as integration work progresses.

Operating income for the fourth quarter of Fiscal 2013 was $58.3 million, or 4.9% of sales, compared to $30.8 million, or 3.3% of sales last year. On an adjusted basis, operating income for the fourth quarter of Fiscal 2013 was $87.0 million, or 7.3% of sales compared to $69.7 million, or 7.4% of sales last year. An improvement in gross margin rate was offset by deleveraging of expenses.

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The effective tax rate for the fourth quarter of Fiscal 2013 was 32.6%, compared to 49.1% in the fourth quarter of Fiscal 2012. This decrease resulted from favorable discrete items, largely related to tax settlements, and lower non-deductible items related to the Charming Acquisition.

Income from continuing operations for the fourth quarter of Fiscal 2013 was $38.3 million as compared to $11.2 million in the prior year’s fourth quarter. Adjusted income from continuing operations for the fourth quarter of Fiscal 2013 was $56.3 million, as compared to $47.1 million in the prior year’s fourth quarter.

Earnings from continuing operations for the fourth quarter of Fiscal 2013 were $0.23 per diluted share, compared to $0.07 in the fourth quarter of Fiscal 2012. Adjusted earnings per share from continuing operations for the fourth quarter of Fiscal 2013 was $0.34 per diluted share, compared to $0.29 in the fourth quarter of Fiscal 2012.

Fiscal Fourth Quarter Balance Sheet Highlights

The Company ended the fourth quarter of Fiscal 2013 with cash and investments of $189.4 million and total debt of $135.6 million, compared to $168.9 million of cash and investments and $326.6 million of debt at the end of Fiscal 2012.

Fiscal Year 2014 Earnings Guidance

The Company’s guidance for adjusted earnings per diluted share from continuing operations for the fiscal year ending July 2014 is in the range of $1.25 to $1.30. This guidance excludes any one-time, acquisition-related integration and restructuring costs that may be incurred during the fiscal year. The Company noted that its guidance is based upon an ongoing challenging retail environment and is based on the following key assumptions. Total comparable sales are expected to increase low single digits. The Company’s effective tax rate is expected to increase approximately 300 basis points to an estimated 39%. Investment in capital expenditures is assumed to be in the range of $425 to $450 million in Fiscal 2014. The Company plans to open approximately 180 to 190 stores and close 115 to 125 stores, ending the fiscal year with approximately 3,925 Justice, Lane Bryant, maurices, dressbarn and Catherines stores in operation.

Conference Call Information

The Company will conduct a conference call today, September 24, 2013, at 4:30 PM Eastern Time to review its fourth quarter of Fiscal 2013 results, followed by a question and answer session. Parties interested in participating in this call should dial in at (857) 244-7321 prior to the start time, the passcode is 41323525. The call will also be simultaneously broadcast at www.ascenaretail.com. A recording of the call will be available shortly after its conclusion and until October 24, 2013 by dialing (617) 801-6888, the passcode is 26455032.

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About Ascena Retail Group, Inc.

Ascena Retail Group, Inc. (NASDAQ: ASNA) is a leading specialty retailer offering clothing, shoes, and accessories for missy and plus-size women, under the Lane Bryant, Cacique, maurices, dressbarn and Catherines brands; and for tween girls and boys, under the Justice and Brothers brands. Ascena Retail Group, Inc. operates through its subsidiaries approximately 3,900 stores throughout the United States, Puerto Rico and Canada.

For more information about Ascena Retail Group, Inc. and its brands, visit www.ascenaretail.com, www.shopjustice.com, www.lanebryant.com, www.maurices.com, www.dressbarn.com, www.catherines.com, www.cacique.com and www.shopbrothers.com.

Forward-Looking Statements

Certain statements made within this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available in the Company’s most recent Annual Report on Form 10-K and in its last filed Quarterly Report on Form 10-Q.

Non-GAAP Financial Results

Ascena’s financial results for its fiscal fourth quarter and full year ended July 27, 2013 reflect certain acquisition-related integration, restructuring and transaction costs in connection with the Charming Acquisition. Additionally, the Company also incurred in Fiscal 2013 certain charges related to the extinguishment of debt and accelerated depreciation of certain assets that will ultimately be displaced by the Company’s supply chain and technology integration efforts. Management believes that all of such costs are not indicative of the Company’s underlying operating performance. As such, adjusted results for both the fourth quarter and full year of Fiscal 2013 and Fiscal 2012, which exclude the effect of such costs, have been presented to supplement the reported results for each period. Reference should be made to Note 2 of the unaudited consolidated financial information included elsewhere in this release for a reconciliation of adjusted, non-GAAP financial measures to the most directly comparable GAAP financial measures.

CONTACT:	Ascena Retail Group, Inc.
Investor Relations
(845) 369-4600

ICR, Inc.
James Palczynski
Senior Managing Director
(203) 682-8229
jp@icrinc.com

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Ascena Retail Group, Inc.

Consolidated Statements of Operations (Unaudited)

(millions, except per share data)

	Fourth Quarter Ended

		% of Net		% of Net
	July 27, 2013	Sales	July 28, 2012	Sales
Net sales	$1,197.7	100.0%	$939.7	100.0%
Cost of goods sold	(526.1)	(43.9%)	(438.1)	(46.6%)
Gross margin	671.6	56.1%	501.6	53.4%
Other costs and expenses:
Buying, distribution and occupancy expenses	(209.4)	(17.5%)	(156.9)	(16.7%)
Selling, general and administrative expenses	(335.9)	(28.0%)	(256.3)	(27.3%)
Acquisition-related, integration and restructuring costs	(14.5)	(1.2%)	(25.4)	(2.7%)
Depreciation and amortization expense	(53.5)	(4.5%)	(32.2)	(3.4%)
Operating income	58.3	4.9%	30.8	3.3%
Interest expense	(1.3)	(0.1%)	(3.6)	(0.4%)
Interest and other income (expense), net	(0.2)	--	2.0	0.2%
Acquisition-related, transaction costs	--	--	(7.2)	(0.8%)
Income from continuing operations before provision for income taxes	56.8	4.7%	22.0	2.3%
Provision for income taxes from continuing operations	(18.5)	(1.5%)	(10.8)	(1.1%)
Income from continuing operations	38.3	3.2%	11.2	1.2%
Loss from discontinued operations, net of taxes	(8.5)	(0.7%)	(9.6)	(1.0%)
Net income	$29.8	2.5%	$1.6	0.2%

Net income (loss) per common share - basic:
Continuing operations	$0.24		$0.07
Discontinued operations	$(0.05)		$(0.06)
Total net income per basic common share	$0.19		$0.01

Net income (loss) per common share - diluted:
Continuing operations	$0.23		$0.07
Discontinued operations	$(0.05)		$(0.06)
Total net income per diluted common share	$0.18		$0.01

Weighted average common shares outstanding:
Basic	158.5		$154.0
Diluted	163.8		$159.7

See accompanying notes.

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Ascena Retail Group, Inc.

Consolidated Statements of Operations (Unaudited)

(millions, except per share data)

	Fiscal Year Ended
	July 27, 2013	% of Net Sales	July 28, 2012	% of Net Sales
Net sales	$4,714.9	100.0%	$3,353.3	100.0%
Cost of goods sold	(2,066.8)	(43.8%)	(1,474.7)	(44.0%)
Gross margin	2,648.1	56.2%	1,878.6	56.0%
Other costs and expenses:
Buying, distribution and occupancy expenses	(822.4)	(17.4%)	(542.3)	(16.2%)
Selling, general and administrative expenses	(1,349.8)	(28.6%)	(910.9)	(27.2%)
Acquisition-related, integration and restructuring costs	(34.6)	(0.7%)	(25.4)	(0.8%)
Depreciation and amortization expense	(176.0)	(3.7%)	(107.4)	(3.2%)
Operating income	265.3	5.6%	292.6	8.7%
Interest expense	(13.8)	(0.3%)	(4.3)	(0.1%)
Interest and other income, net	0.4	--	4.7	0.1%
Acquisition-related, transaction costs	--	--	(14.0)	(0.4%)
Loss on extinguishment of debt	(9.3)	(0.2%)	--	--
Income from continuing operations before provision for income taxes	242.6	5.1%	279.0	8.3%
Provision for income taxes from continuing operations	(87.4)	(1.9%)	(107.2)	(3.2%)
Income from continuing operations	155.2	3.3%	171.8	5.1%
Loss from discontinued operations, net of taxes	(3.9)	(0.1%)	(9.6)	(0.3%)
Net income	$151.3	3.2%	$162.2	4.8%

Net income (loss) per common share - basic:
Continuing operations	$0.99		$1.12
Discontinued operations	$(0.03)		$(0.06)
Total net income per basic common share	$0.96		$1.06

Net income (loss) per common share - diluted:
Continuing operations	$0.95		$1.08
Discontinued operations	$(0.02)		$(0.06)
Total net income per diluted common share	$0.93		$1.02

Weighted average common shares outstanding:
Basic	157.3		153.5
Diluted	163.3		159.4

See accompanying notes.

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Ascena Retail Group, Inc.

Consolidated Balance Sheets (Unaudited)

(millions)

	July 27, 2013	July 28, 2012
ASSETS
Current assets:
Cash and cash equivalents	$186.4	$164.3
Short-term investments	3.0	1.4
Inventories	540.9	533.4
Assets related to discontinued operations	38.8	133.6
Deferred tax assets	53.0	48.7
Prepaid expenses and other current assets	120.7	123.2
Total current assets	942.8	1,004.6
Property and equipment, net	824.8	674.2
Goodwill	581.4	593.2
Other intangible assets, net	451.1	453.7
Other assets	71.6	81.4
Total Assets	$2,871.7	$2,807.1
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$259.2	$252.8
Accrued expenses and other current liabilities	301.4	261.2
Deferred income	61.2	42.7
Liabilities related to discontinued operations	21.5	118.6
Income taxes payable	8.7	6.1
Current portion of long-term debt	0.6	4.2
Total current liabilities	652.6	685.6
Long-term debt	135.0	322.4
Lease-related liabilities	242.9	240.5
Deferred income taxes	131.7	60.6
Other non-current liabilities	153.1	157.1
Total liabilities	1,315.3	1,466.2
Equity	1,556.4	1,340.9
Total Liabilities and Equity	$2,871.7	$2,807.1

See accompanying notes.

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Ascena Retail Group, Inc.

Segment Information (Unaudited)

(millions)

	Fourth Quarter Ended		Full Year Ended
	July 27, 2013	July 28, 2012	July 27, 2013	July 28, 2012
Net sales:
Justice	$309.2	$291.7	$1,407.4	$1,306.7
Lane Bryant	293.7	119.7	1,050.1	119.7
maurices	216.6	201.5	917.6	852.9
dressbarn	290.0	290.4	1,020.7	1,037.6
Catherines	88.2	36.4	319.1	36.4
Total net sales	$1,197.7	$939.7	$4,714.9	$3,353.3

	Fourth Quarter Ended		Full Year Ended
	July 27, 2013	July 28, 2012	July 27, 2013	July 28, 2012
Operating income (loss):
Justice	$14.2	$24.3	$182.3	$172.5
Lane Bryant	(2.4)	(10.1)	(30.1)	(10.1)
maurices	14.7	14.7	107.0	102.7
dressbarn	40.0	31.3	30.3	56.9
Catherines	6.3	(4.0)	10.4	(4.0)
Subtotal	72.8	56.2	299.9	318.0
Less unallocated acquisition-related, integration and restructuring costs	(14.5)	(25.4)	(34.6)	(25.4)
Total operating income	$58.3	$30.8	$265.3	$292.6

See accompanying notes.

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Ascena Retail Group, Inc.

Notes to Consolidated Financial Information (Unaudited)

Note 1. Basis of Presentation

Charming Acquisition

On June 14, 2012, the Company acquired Charming Shoppes, Inc. and its related family of retail brands (collectively, “Charming”) for an aggregate cash purchase price of $882.1 million (the “Charming Acquisition”). Accordingly, both the fourth quarter and full year of Fiscal 2012 only include the results of operations for Charming for a 45-day period from the date of acquisition.

Discontinued Operations

In connection with the Charming Acquisition, certain acquired businesses have been classified as a component of discontinued operations within the consolidated financial statements.

In particular, the Company announced, contemporaneously with the closing of the acquisition of Charming Shoppes, its intent to cease operating the acquired Fashion Bug business. The Fashion Bug business, consisting of approximately 600 retail stores, ceased operations in February 2013.

In addition, the Company also announced, contemporaneously with the closing of the acquisition of Charming Shoppes, its intent to sell the acquired Figi’s business, which markets food and specialty gift products. The Company recently entered into an agreement to sell the principal net assets of the Figi’s business, which is expected to close during the first quarter of Fiscal 2014.

Those businesses have been classified as discontinued operations within the unaudited consolidated financial statements. As such, assets and liabilities relating to discontinued operations have been segregated and separately disclosed in the balance sheet as of the end of each period. In turn, operating results for those businesses have also been segregated and reported separately in the statement of operations for Fiscal 2013 and Fiscal 2012.

Reclassifications

Certain immaterial reclassifications have been made to the prior period’s financial information in order to conform to the current period’s presentation.

Note 2. Use of Non-GAAP Financial Measures

To provide investors information to assist them in assessing the Company’s ongoing operations on a comparable basis, the Company has provided Fiscal 2013 and Fiscal 2012 financial measures in this press release that reflect certain acquisition-related integration, restructuring and transaction costs in connection with the Charming Acquisition. Additionally, the Company also incurred in Fiscal 2013 certain charges related to the extinguishment of debt and accelerated depreciation of certain assets that will ultimately be displaced by the Company’s supply chain and technology integration efforts. Management believes that all of such costs are not indicative of the Company’s underlying operating performance. Throughout this release, the term “reported” refers to information prepared in accordance with accounting principles generally accepted in the United States (GAAP), while the term “adjusted” refers to non-GAAP financial information adjusted to exclude certain costs. All information below is presented for the Company’s continuing operations.

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(in millions, except per share amounts)	Fourth Quarter				Full Year
	FY 2013				FY2013
	Income before income taxes	Income taxes	Net income	Diluted net income per common share	Income before income taxes	Income taxes	Net income	Diluted net income per common share
Reported basis – continuing operations	$56.8	$18.5	$38.3	$0.23	$242.6	$87.4	$155.2	$0.95
Adjustments:
Non-recurring inventory purchase accounting adjustments	--	--	--	--	19.9	7.4	12.5	0.08
Acquisition-related integration and restructuring costs	14.5	5.4	9.1	0.06	34.6	12.8	21.8	0.13
Accelerated depreciation related to integration	14.2	5.3	8.9	0.05	14.2	5.3	8.9	0.05
Loss on extinguishment of debt	--	--	--	--	9.3	3.5	5.8	0.04
Adjusted basis – continuing operations	$85.5	$29.2	$56.3	$0.34	$320.6	$116.4	$204.2	$1.25

	Fourth Quarter				Full Year
	FY 2012				FY2012
	Income before income taxes	Income taxes	Net income	Diluted net income per common share	Income before income taxes	Income taxes	Net income	Diluted net income per common share
Reported basis – continuing operations	$22.0	$10.8	$11.2	$0.07	$279.0	$107.2	$171.8	$1.08
Adjustments:
Non-recurring inventory purchase accounting adjustments	13.5	5.1	8.4	0.05	13.5	5.1	8.4	0.05
Acquisition-related integration and restructuring costs	25.4	4.2	21.2	0.13	25.4	4.2	21.2	0.13
Acquisition-related transaction costs	7.2	0.9	6.3	0.04	14.0	3.4	10.6	0.07
Adjusted basis – continuing operations	$68.1	$21.0	$47.1	$0.29	$331.9	$119.9	$212.0	$1.33

Gross margin:
(in millions)	Fourth Quarter		Full Year
	FY 2013	FY 2012	FY 2013	FY 2012
Reported basis	$671.6	$501.6	$2,648.1	$1,878.6
Adjustments:
Non-recurring inventory purchase accounting adjustments	--	13.5	19.9	13.5
Adjusted basis	$671.6	$515.1	$2,668.0	$1,892.1

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Operating income:

(in millions)	Fourth Quarter		Full Year
	FY 2013	FY 2012	FY 2013	FY 2012
Reported basis	$58.3	$30.8	$265.3	$292.6
Adjustments:
Non-recurring inventory purchase accounting adjustments	--	13.5	19.9	13.5
Acquisition-related integration and restructuring costs	14.5	25.4	34.6	25.4
Accelerated depreciation related to integration	14.2	--	14.2	--
Adjusted basis	$87.0	$69.7	$334.0	$331.5

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